UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2023

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On February 6, 2023, DarioHealth Corp. (the “Company”) issued a press released which provided certain preliminary results of operations for the quarter and fiscal year ended December 31, 2022 based on currently available information. The preliminary results presented reflect the Company’s estimates based solely upon information available, and the Company’s final results could differ from these estimates due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time such audited consolidated financial statements for the year ended December 31, 2022 are issued. The Company expects to announce its full results for the twelve months ended December 31, 2022 on or before March 31, 2023.

A copy of the press release issued by the Company announcing the preliminary unaudited financial information for its fiscal quarter ended December 31, 2022 is filed as Exhibit 99.1 hereto.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company, as borrower, previously entered into its Credit Agreement (the “Credit Agreement”) with OrbiMed Royalty and Credit Opportunities III, LP, as the lender (the “Lender”). The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which $25 million was made available on June 9, 2022 and up to $25 million will be made available on or prior to June 30, 2023, subject to certain revenue requirements.

Pursuant to the terms of the Credit Agreement, and the preliminary results of operations for the fiscal year ended December 31, 2022 as described above in Item 2.02, the Company started repayment of the outstanding principal amount of the initial tranche of $25 million issued as part of the Loan Facility, together with a repayment premium and other fees in monthly installments of up to $518,500 beginning as of January 31, 2023, and continuing through the maturity date, or June 9, 2027.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Item 2.02 is incorporated by reference into this Item 7.01.

In addition, on February 6, 2023, the Company posted to its website an investor presentation, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated February 6, 2023.
99.2	Investor Presentation dated February 6, 2023 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
	Name:	Zvi Ben-David
	Title:	Chief Financial Officer, Treasurer and Secretary